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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                                              PRESS RELEASE
FOR MORE INFORMATION, CONTACT:

Glenn A. Forbes
Chief Financial Officer
(203) 341-4264

            PLAYTEX PRODUCTS ANNOUNCES PROPOSED $350 MILLION OFFERING
                          OF SENIOR SUBORDINATED NOTES

WESTPORT, CT (May 7, 2001)--Playtex Products, Inc. (NYSE: PYX), today announced plans to offer $350 million of senior subordinated notes in a private offering. In connection with the offering of the senior subordinated notes, Playtex intends to enter into a new credit facility with a syndicate of banks providing for borrowings of up to $625 million and, through a special purpose subsidiary, to enter into a receivables purchase facility of up to $100 million. The proceeds of these transactions will be used primarily to fund the repayment of all of the Company's existing indebtedness under its current bank agreements and to redeem all of its outstanding 8 7/8% Senior Notes due 2004 and 9% Senior Subordinated Notes due 2003. The offering of the senior subordinated notes, the new credit facility and the receivables purchase facility are expected to close by the end of the month.

The securities to be offered will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

THE MATTERS DESCRIBED IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS, UNCERTAINTIES OR OTHER FACTORS BEYOND THE COMPANY'S CONTROL, WHICH MAY CAUSE MATERIAL DIFFERENCES IN ACTUAL RESULTS, PERFORMANCE OR OTHER EXPECTATIONS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, INTEREST RATES, COMPETITIVE MARKET PRESSURES, THE LOSS OF A SIGNIFICANT CUSTOMER, RAW MATERIAL AND MANUFACTURING COSTS, CAPACITY LIMITATIONS, THE ABILITY TO INTEGRATE ACQUISITIONS, ADVERSE PUBLICITY AND PRODUCT LIABILITY CLAIMS, CAPITAL STRUCTURE, THE IMPACT OF WEATHER CONDITIONS ON SALES, AND OTHER FACTORS DETAILED IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE SUCH INFORMATION.

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